Exhibit 99.1

For more information:

Peter C. Wulff

Chief Financial Officer

Alphatec Spine, Inc.

(760) 494-6746

investorrelations@alphatecspine.com

Westwicke Partners

Lynn C. Pieper

(415) 202-5678

lynn.pieper@westwicke.com

ALPHATEC SPINE REPORTS PRELIMINARY FIRST QUARTER 2010 REVENUES

- 11th consecutive quarter of record revenues; 25.6% growth over Q1 2009 -

CARLSBAD, Calif., April 12, 2010 - Alphatec Holdings, Inc. (Nasdaq:ATEC), the parent company of Alphatec Spine, Inc., a medical device company that designs, develops, manufactures and markets products for the surgical treatment of spine disorders, with a focus on treating conditions related to the aging spine, announces today that, based on preliminary financial data, the Company will report record consolidated quarterly revenues of approximately $38.4 million for the first quarter 2010, an increase of 25.6% from the $30.6 million reported for the first quarter 2009, and a sequential increase of 5.0% over fourth quarter 2009 revenues of $36.6 million. The Company’s revenue results remain subject to review by its independent registered public accounting firm in accordance with Statement on Accounting Standards No. 100. The consolidated revenues for the first quarter 2010 do not include the revenues of Scient’x S.A., which was acquired on March 26, 2010.

Aging Spine Product Update

The Company’s OsseoFix Spinal Fracture Reduction System, a minimally invasive device that stabilizes the vertebral body, reached a significant milestone in the European market with over 900 patients having been treated as of March 31, 2010. OsseoFix is now being sold in six countries and is being launched through our newly acquired direct sales organizations in France, Italy, and the U.K. during the second quarter of 2010.

“We are particularly pleased with the performance of the OsseoFix product, and we believe the surgical results that are being generated are compelling. For example, we have a documented case of a German surgeon achieving over 15mm of vertebral height correction in a patient; this is a significant enhancement and sets OsseoFix apart as a unique product for vertebral body height restoration in severely compressed factures”, stated Dirk Kuyper, the Company’s President and CEO.

In the U.S., OsseoFix is not approved by the FDA for sale, and the product is being evaluated in an Investigational Device Exemption clinical study to support its 510(k) clearance with the FDA.

OsseoScrew, the Company’s proprietary expandable pedicle screw designed for bone requiring additional fixation, was launched in Europe last quarter. The initial surgical results are promising and OsseoScrew has been successfully used in revision and highly osteoporotic patients with no complications. The Company anticipates launching OsseoScrew to additional European countries throughout the balance of 2010 both via its direct sales organizations and distribution partners, and the Company plans on collecting long-term clinical data for publication. In the U.S., the Company was recently informed by the FDA that clinical data is required to support the 510(k) clearance process. This clinical study requirement will result in a delay of the U.S. launch of this product, and the Company will provide an update once it has finalized the parameters of the study.

The Company anticipates launching HeliFix in the European market in the second half of 2010 as it continues to build its Aging Spine portfolio of products.

2010 Financial Guidance

Reaffirming full year 2010 financial guidance from December 17, 2009, the Company anticipates combined annualized pro forma revenues of $220.0 million to $225.0 million, $32.0 million to $35.0 million in combined annualized pro forma adjusted EBITDA and combined positive pro forma non-GAAP EPS for the full year 2010, excluding amortization of intangible assets, transaction expenses and acquisition-related restructuring charges. The Company reiterates this guidance to reflect the 2010 pro forma effect of the Scient’x transaction on a full year basis, as if the acquisition closed January 1, 2010. The foregoing guidance does not include U.S. revenues for OsseoFix, and OsseoScrew, neither of which has been approved for sale in the U.S.

As previously announced, the Scient’x transaction closed on March 26, 2010. The Company has absorbed transaction-related costs that had a negative impact to GAAP EPS in the third and fourth quarters of 2009. The Company also expects to absorb additional transaction-related expenses in the first quarter of 2010.

About Alphatec Spine

Alphatec Spine, Inc. is a wholly owned subsidiary of Alphatec Holdings, Inc. (Nasdaq:ATEC). Alphatec Spine is a medical device company that designs, develops, manufactures and markets products for the surgical treatment of spine disorders, primarily focused on the aging spine. The Company’s mission is to combine world-class customer service with innovative, surgeon-driven design that will help improve the aging patient’s quality of life. The Company is poised to achieve its goal through new solutions for patients with osteoporosis, stenosis and other aging spine deformities, improved minimally invasive products and techniques and integrated biologics solutions. In addition to its U.S. operations, the Company also markets its products in over 50 international markets through its subsidiary, Scient’x S.A., via a direct sales force in France, Italy and the United Kingdom and via independent distributors in the rest of Europe, the Middle East and Africa, South America and Latin America. In Asia and Australia, the Company markets its products through its subsidiary, Alphatec Pacific, Inc, and through Scient’x’s distributors in China, Korea and Australia.

Also visit the Aging Spine Center, www.agingspine.com, a web-based information portal for healthcare providers and patients regarding aging spine disorders and their treatment. Alphatec Spine is working with the National Osteoporosis Foundation as well as other clinical portals that provide peer-reviewed content, to populate the Aging Spine Center. The interactive website will enable patients to review pertinent information about all the key disorders that affect the aging spine in an easy-to-understand format that includes videos, graphics and questions that should be asked of caregivers. Medical information will include published abstracts regarding the aging spine.

Projected Non-GAAP Information

Projected non-GAAP earnings included in this press release is a non-GAAP (generally accepted accounting principles) financial measure that represents net income (loss) excluding the effects of in-process research and development expenses, transaction related expenses and acquisition-related restructuring expenses and litigation settlement expenses. Management does not consider these expenses when it makes certain evaluations of the operations of the Company. Projected non-GAAP earnings, as defined above, may not be similar to non-GAAP earnings measures used by other companies and is not a measurement under GAAP.

Projected adjusted EBITDA included in this press release is a non-GAAP financial measure that represents net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation costs, and other non-recurring income or expense items, such as in-process research and development expense, acquisition-related restructuring expenses and transaction related expenses. Projected adjusted EBITDA, as defined above, may not be similar to adjusted EBITDA measures used by other companies and is not a measurement under GAAP.

Though management finds GAAP-based earnings or loss and adjusted EBITDA useful for evaluating aspects of the Company’s business, its reliance on these measures are limited because excluded items often have a material effect on the Company’s earnings and earnings per common share calculated in accordance with GAAP. Therefore, management uses non-GAAP earnings and adjusted EBITDA in conjunction with GAAP earnings and earnings per common share measures. The Company believes that non-GAAP earnings and adjusted EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of continuing operating performance, and a base-line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have these supplemental metrics since, with reconciliation to GAAP, they may provide greater insight into the Company’s financial results.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to: the Company’s preliminary consolidated revenues for the first quarter 2010; the Company’s 2010 financial guidance, the timing and results of the clinical trial of OsseoFix and OsseoScrew to support its 510(k) clearance; the timing and success of launching OsseoFix and OsseoScrew in additional European countries; that the surgical results observed for OsseoFix and the Company’s other products in some patients will be typical across the patient population; and the success and timing of launching HeliFix in the European market. The Company cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, but not limited to, the following: the Company’s ability to meet its pro forma 2010 revenue, adjusted EBITDA, and earnings projections, the ability to successfully integrate Scient’x and Alphatec, the growth rate of the spine market related to aging and elderly patients, uncertainty of success in developing new products or products currently in the Company’s pipeline, the successful global launch of the Company’s new products and the products in its development pipeline, failure to achieve acceptance of the Company’s products by the surgeon community, failure to obtain FDA clearance or approval for new products, or unexpected or prolonged delays in the process, the Company’s ability to develop and expand its business in the United States, Asia and Europe, continuation of favorable third party payor reimbursement for procedures performed using the Company’s products, unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to successfully control its costs or achieve profitability, uncertainty of additional funding, the Company’s ability to compete with other competing products and with emerging new technologies, product liability exposure, patent infringement claims and claims related to the Company’s intellectual property. Please refer to the risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

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